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                                                                    Exhibit 11.1

                       COMPUTATION OF NET INCOME PER SHARE

                     (IN MILLIONS, EXCEPT SHARE INFORMATION)

                                          For the Year Ended              For the Year Ended             For the Year Ended
                                           December 31, 2007               December 31, 2006              December 31, 2005
                                    ------------------------------  -------------------------------  -------------------------------
                                         Basic         Diluted          Basic           Diluted          Basic          Diluted
                                    --------------  --------------  --------------   --------------  --------------  --------------
Income (loss) before cumulative
 effect of a change in
 accounting principle               $        241.5  $        241.5  $       (710.4)  $       (710.4) $     (1,381.5) $     (1,381.5)
After-tax interest expense on
 convertible debt                                -               -               -                -              -              -
                                    --------------  --------------  --------------   --------------  --------------  --------------

Income (loss) before cumulative
 effect of a change in accounting
 principle, for diluted net income
 (loss) per share                            241.5           241.5          (710.4)          (710.4)       (1,381.5)       (1,381.5)
Cumulative effect of a change in
 accounting principle, net of tax                -               -             2.9              2.9               -               -
                                    --------------  --------------  --------------   --------------  --------------  --------------

Net income (loss), for diluted
  net income (loss) per share       $        241.5  $        241.5  $       (707.5)  $       (707.5) $     (1,381.5) $     (1,381.5)
                                    ==============  ==============  ==============   ==============  ==============  ==============

Weighted average shares:
 Common shares outstanding              76,826,765      76,826,765      68,607,262       68,607,262      67,166,668      67,166,668
 Exercise of common stock
  equivalents (1)                                -       1,387,483               -                -               -               -
 Exercise of warrants (2)                        -               -               -                -               -               -
 Shares issuable upon conversion
  of convertible debt (3)                        -               -               -                -               -               -
                                    --------------  --------------  --------------   --------------  --------------  --------------

Common and equivalent shares
 outstanding                            76,826,765      78,214,248      68,607,262       68,607,262      67,166,668      67,166,668
                                    ==============  ==============  ==============   ==============  ==============  ==============

Per common and equivalent share:
 Income (loss) before cumulative
  effect of a change in
  accounting principle              $         3.14  $         3.09  $       (10.35)  $       (10.35) $       (20.57) $       (20.57)
 Cumulative effect of a change in
  accounting principle                           -               -            0.04             0.04               -               -
                                    --------------  --------------  --------------   --------------  --------------  --------------

 Net income (loss)                  $         3.14  $         3.09  $       (10.31)  $       (10.31) $       (20.57) $       (20.57)
                                    ==============  ==============  ==============   ==============  ==============  ==============

                                            For the Year Ended              For the Year Ended
                                             December 31, 2004               December 31, 2003
                                      ------------------------------  ------------------------------
                                           Basic          Diluted         Basic          Diluted
                                      --------------  --------------  --------------  --------------
Income (loss) before cumulative
 effect of a change in
 accounting principle                 $        422.2  $        422.2  $        380.5  $        380.5
After-tax interest expense on
 convertible debt                                  -             9.3               -             9.0
                                      --------------  --------------  --------------  --------------

Income (loss) before cumulative
 effect of a change in accounting
 principle, for diluted net income
 (loss) per share                              422.2           431.5           380.5           389.5
Cumulative effect of a change in
 accounting principle, net of tax                  -               -               -               -
                                      --------------  --------------  --------------  --------------

Net income (loss), for diluted
  net income (loss) per share         $        422.2  $        431.5  $        380.5  $        389.5
                                      ==============  ==============  ==============  ==============

Weighted average shares:
 Common shares outstanding                68,278,858      68,278,858      66,689,757      66,689,757
 Exercise of common stock
  equivalents (1)                                  -       1,635,349               -       1,843,755
 Exercise of warrants (2)                          -               -               -               -
 Shares issuable upon conversion
  of convertible debt (3)                          -       4,813,056               -       4,813,056
                                      --------------  --------------  --------------  --------------

Common and equivalent shares
 outstanding                              68,278,858      74,727,263      66,689,757      73,346,568
                                      ==============  ==============  ==============  ==============

Per common and equivalent share:
 Income (loss) before cumulative
  effect of a change in
  accounting principle                $         6.18  $         5.77  $         5.71  $         5.31
 Cumulative effect of a change in
  accounting principle                             -               -               -               -
                                      --------------  --------------  --------------  --------------

 Net income (loss)                    $         6.18  $         5.77  $         5.71  $         5.31
                                      ==============  ==============  ==============  ==============

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(1)   Amount represents the number of common shares issued assuming the exercise of dilutive common stock equivalents, including stock options, restricted stock units, performance units and stock appreciation rights, reduced by the number of shares which could have been purchased with the proceeds from the exercise of such common stock equivalents.

(2) Amount represents the number of common shares issued assuming exercise of warrants outstanding.

(3) Amount represents the number of common shares issued assuming the conversion of convertible debt outstanding.